Exhibit 10.9

Mark Borseth, CFO

Ranpak Corp.

7990 Auburn Road

Concord Township, Ohio 44077-9702

Private and Confidential

April 12, 2017

Dear Mr. Borseth,

On behalf of the Board of Directors of Rack Holdings Inc. (the “Board”), I am pleased to notify you that the Board has resolved to take all actions necessary to cause Ranpak Corp. to amend Section 2(b) of your Severance and Non-Competition Agreement dated May 26, 2015 (the “Agreement”) to replace the reference to “12-month period” with “18-month period”, subject to the condition of confidentiality described below, as follows:

“...the Company shall (1) pay Executive (i) 100% of his then-current annual base salary for the 18-month period following such termination...”

Except as expressly described herein, all other provisions of the Agreement shall remain unchanged and in effect. The Board’s decision and its intended actions are a confidential matter between you and the Board, and their effectiveness is conditioned on your maintaining the confidentiality thereof unless and until severance is payable under the Agreement. The undertaking described herein is intended to be a binding obligation of Ranpak Corp.

Sincerely yours,

/s/ Eytan Tigay
Eytan Tigay
Member of the Board of Directors
Rack Holdings Inc.